Children's Hospital MOB Milwaukee, WI SUPPLEMENTAL OPERATING & FINANCIAL INFORMATION SECOND QUARTER 2016 PHYSICIANS REALTY TRUST NYSE: DOC St. Vincent West MOB Little Rock, AR June 2016

2 COMPANY OVERVIEW ABOUT PHYSICIANS REALTY TRUST 5 SECOND QUARTER HIGHLIGHTS 7 CATHOLIC HEALTH INITIATIVES ACQUISITION 8 FINANCIAL HIGHLIGHTS 9 FINANCIAL INFORMATION RECONCILIATION OF NON-GAAP MEASURES: FUNDS FROM OPERATIONS (FFO), NORMALIZED FUNDS FROM OPERATIONS (NORMALIZED FFO), AND NORMALIZED FUNDS AVAILABLE FOR DISTRIBUTION (NORMALIZED FAD)  10 RECONCILIATION OF NON-GAAP MEASURES: NET OPERATING INCOME AND ADJUSTED EBITDA 11 MARKET CAPITALIZATION AND DEBT SUMMARY 12 FINANCIAL STATISTICS 13 SAME-STORE PORTFOLIO PERFORMANCE AND TENANT OCCUPANCY 14 INVESTMENT ACTIVITY AND LEASE EXPIRATION SCHEDULE 15 PORTFOLIO GEOGRAPHIC DISTRIBUTION 16 PORTFOLIO DIVERSIFICATION 17 TOP 10 HEALTH SYSTEM RELATIONSHIPS 18 CONSOLIDATED BALANCE SHEETS 19 CONSOLIDATED STATEMENTS OF INCOME 20 REPORTING DEFINITIONS 21 TABLE OF CONTENTS Forward-looking statements:   Certain statements made in this supplemental information package constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (set forth in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)). In particular, statements pertaining to our capital resources, portfolio performance and results of operations contain forward-looking statements.  Likewise, our pro forma financial statements and our statements regarding anticipated market conditions are forward-looking statements. You can identify forward-looking statements by the use of forward-looking terminology such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “pro forma,” “estimates” or “anticipates” or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters. You can also identify forward-looking statements by discussions of strategy, plans, expectations or intentions.

3 Forward-looking statements reflect the views of our management regarding current expectations and projections about future events and are based on currently available information. These forward-looking statements are not guarantees of future performance and involve numerous risks and uncertainties and you should not rely on them as predictions of future events. Forward-looking statements depend on assumptions, data or methods which may be incorrect or imprecise and we may not be able to realize them. We do not guarantee that the transactions and events described will happen as described (or that they will happen at all). The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements:   • general economic conditions; • adverse economic or real estate developments, either nationally or in the markets where our properties are located; • our failure to generate sufficient cash flows to service our outstanding indebtedness; • fluctuations in interest rates and increased operating costs; • the availability, terms and deployment of debt and equity capital, including our unsecured revolving credit facility; • our ability to make distributions on our common shares; • general volatility of the market price of our common shares;   • our increased vulnerability economically due to the concentration of our investments in healthcare properties;   • our geographic concentrations in Texas and Kentucky cause us to be particularly exposed to downturns in these local economies or other changes in local real estate market conditions; • changes in our business or strategy; • our dependence upon key personnel whose continued service is not guaranteed; • our ability to identify, hire and retain highly qualified personnel in the future; • the degree and nature of our competition; • changes in governmental regulations, tax rates and similar matters;   • defaults on or non-renewal of leases by tenants; • decreased rental rates or increased vacancy rates;   • difficulties in identifying healthcare properties to acquire and completing acquisitions;   • competition for investment opportunities;   • our failure to successfully develop, integrate and operate acquired properties and operations, including our ability to integrate the portfolio of properties acquired from Catholic Health Initiatives (“CHI”);   • the impact of our investment in joint ventures;   • the financial condition and liquidity of, or disputes with, any joint venture and development partners with whom we may make co-investments in the future;

4 • cybersecurity incidents could disrupt our business and result in the compromise of confidential information; • our ability to operate as a public company; • changes in accounting principles generally accepted in the United States (GAAP);   • lack of or insufficient amounts of insurance;   • other factors affecting the real estate industry generally;   • our failure to maintain our qualification as a real estate investment trust (or REIT) for U.S. federal income tax purposes; • limitations imposed on our business and our ability to satisfy complex rules in order for us to qualify as a REIT for U.S. federal income tax purposes;   • changes in governmental regulations or interpretations thereof, such as real estate and zoning laws and increases in real property tax rates and taxation of REITs; and   • factors that may materially adversely affect us or the per share trading price of our common shares, including: ◦ higher market interest rates; ◦ the number of our common shares available for future issuance or sale; ◦ our issuance of equity securities or the perception that such issuance might occur; ◦ future debt; ◦ failure of securities analysts to publish research or reports about us or our industry; and ◦ securities analysts’ downgrade of our common shares or the healthcare-related real estate sector. While forward-looking statements reflect our good faith beliefs, they are not guarantees of future performance. We disclaim any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes after the date of this supplemental information package, except as required by applicable law. You should not place undue reliance on any forward-looking statements that are based on information currently available to us or the third parties making the forward-looking statements. For a further discussion of these and other factors that could impact our future results, performance or transactions, see Part I, Item 1A (Risk Factors) of our Annual Report on Form 10-K for the fiscal year ended December 31, 2015, and Part II, Item 1A (Risk Factors) of our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2016.   ADDITIONAL INFORMATION   The information in this supplemental information package should be read in conjunction with the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, earnings press release dated August 3, 2016 and other information filed with, or furnished to, the Securities and Exchange Commission (the "SEC"). You can access the Company’s reports and amendments to those reports filed or furnished to the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act in the “Investor Relations” section on the Company’s website (www.docreit.com) under the tab “SEC Filings” as soon as reasonably practicable after they are filed with, or furnished to, the SEC. The information on or connected to the Company’s website is not, and shall not be deemed to be, a part of, or incorporated into this supplemental information package. You also can review these SEC filings and other information by accessing the SEC’s website at http://www.sec.gov.

5 ABOUT PHYSICIANS REALTY TRUST   Physicians Realty Trust (NYSE:DOC) (the “Trust,” the “Company,” “DOC,” “we,” “our” and “us”) is a self-managed healthcare real estate company organized in 2013 to acquire, selectively develop, own, and manage healthcare properties that are leased to physicians, hospitals and healthcare delivery systems.   We invest in real estate that is integral to providing high quality healthcare services. Our properties typically are on a campus with a hospital or other healthcare facilities or strategically located and affiliated with a hospital or other healthcare facilities.   Our management team has significant public healthcare REIT experience and long established relationships with physicians, hospitals and healthcare delivery system decision makers that we believe will provide quality investment opportunities to generate attractive risk-adjusted returns to our shareholders.   We are a Maryland real estate investment trust and elected to be taxed as a REIT for U.S. federal income tax purposes beginning with our short taxable year ending December 31, 2013. We conduct our business through an UPREIT structure in which our properties are owned by Physicians Realty L.P., a Delaware limited partnership (the “operating partnership”), directly or through limited partnerships, limited liability companies or other subsidiaries. We are the sole general partner of the operating partnership and, as of June 30, 2016, own approximately 97.2% of the partnership interests in the operating partnership (“OP Units”). COMPANY SNAPSHOT As of June 30, 2016 Gross real estate investments (thousands) $ 2,547,128 Total properties 222 % Leased 95.7% Total portfolio gross leasable area 9,586,638 % of GLA on-campus / affiliated 79.4% Average remaining lease term for all buildings (years) 8.6 Cash and cash equivalents (thousands) $ 37,945 Total debt to firm value 18.0% Weighted average interest rate per annum on consolidated debt 2.9% Equity market cap (thousands) $ 2,822,433 Quarterly dividend $ 0.225 Quarter end stock price $ 21.01 Dividend yield 4.28% Common shares outstanding 134,337,589 OP Units outstanding and not owned by DOC 3,894,249 Total firm value (thousands) (1) $ 3,566,455 (1) Represents the value of outstanding shares and units based on the closing stock price on June 30, 2016 plus the amount of outstanding debt and redeemable equity at June 30, 2016.

ABOUT PHYSICIANS REALTY TRUST (CONTINUED)

BOARD OF TRUSTEES

Tommy G. Thompson
Chairman

John T. Thomas
Chief Executive Officer
President

William A. Ebinger, M.D.
Trustee

Richard A. Weiss
Trustee

Albert C. Black
Compensation and Nominating
Governance Committee Chair

Mark A. Baumgartner
Finance and Investment
Committee Chair

Stanton D. Anderson
Audit Committee Chair

MANAGEMENT TEAM

John T. Thomas
Chief Executive Officer
President

John W. Sweet
Executive Vice President
Chief Investment Officer

Jeffrey N. Theiler
Executive Vice President
Chief Financial Officer

Deeni D. Taylor
Executive Vice President
Investments

Bradley D. Page
Senior Vice President
General Counsel

John W. Lucey
Senior Vice President
Chief Accounting and
Administrative Officer

Mark D. Theine
Senior Vice President
Asset & Investment
Management

LOCATION AND CONTACT INFORMATION

Corporate Headquarters
309 N. Water Street, Suite 500
Milwaukee, WI 53202
(414) 367-5600

Independent Registered Public Accounting Firm
Ernst & Young
Chicago, IL 60606
(312) 879-2000

Corporate and REIT Tax Counsel
Baker & McKenzie LLP
Richard Lipton, Partner
Chicago, IL 60601
(312) 861-8000

COVERING ANALYSTS

J. Sanabria - Bank of America Merrill Lynch
J. Kim - BMO Capital Markets Corp.
J. France - Cantor Fitzgerald
P. Morgan - Canaccord Genuity Inc.
S. Shaw - Compass Pt Rch & Trading LLC
J. Roberts - J.J.B. Hilliard W.L. Lyons LLC
P. Martin - JMP Securities
J. Sadler - Keybanc Capital Markets Inc.
V. Malhotra - Morgan Stanley
J. Hughes - Raymond James Financial Inc.
M. Carroll - RBC Capital Markets LLC
E. Fleming - SunTrust Robinson Humphrey
C. Kucera - Wunderlich Securities Inc.

The equity analysts listed above are those analysts that have published research material on the Company and are listed as covering the Company. Please note that any opinions, estimates, or forecasts regarding the Company's performance made by the analysts listed above do not represent the opinions, estimates, or forecasts of Physicians Realty Trust or its management. The Company does not by its reference above imply its endorsement of or concurrence with any information, conclusions or recommendations made by any of such analysts. Interested persons may obtain copies of analysts' reports on their own, as we do not distribute these reports. Several of these firms may, from time to time, own our stock and/or hold other long or short positions on our stock, and may provide compensated services to us.

6

SECOND QUARTER 2016 HIGHLIGHTS

OPERATING HIGHLIGHTS

- Second quarter 2016 total revenue of $53.2 million, up 79% over the prior year period
- Second quarter 2016 rental revenue of $42.2 million, an increase of 79% over the prior year period
- Generated quarterly EPS of $0.05 on a fully diluted basis
- Generated quarterly normalized funds from operations (Normalized FFO) of $0.22 per share on a fully diluted basis
- Completed $679.5 million of total second quarter investment activity, including 55 healthcare properties totaling $676.6 million representing 3,034,240 square feet and loan investments of $2.9 million
- Declared quarterly dividend of $0.225 per share for the second quarter
- 95.7% of portfolio square footage leased as of June 30, 2016
- Net increase to gross leasable square footage of 46.3% to 9,586,638 square feet as of June 30, 2016 from 6,551,298 as of March 31, 2016

SECOND QUARTER INVESTMENTS

- Catholic Health Initiatives Portfolio - 46 Properties
- Gardendale Surgery Center, Gardendale, AL
- HealthEast Facilities, Minneapolis-St.Paul, MN
- NOMS - Clyde, Clyde, OH
- Medical Village Facilities, Kissimmee & Leesburg, FL
- Children's Hospital MOB, Milwaukee, WI
- Jewish Medical Center South MOB - 2, Shepherdsville, KY
- Pilot Medical Center, Birmingham, AL
- Mezzanine Loan - Catalyst, Pensacola, FL

SUBSEQUENT ACQUISITIONS

- Prairie Care MOB, Maplewood, MN
- Real Estate Loan - El Paso, TX
- Springwoods MOB, Spring, TX
- Mezzanine Loan - Hazelwood, Maplewood, MN
- Tennessee Land Purchase, Jackson, TN

COMPANY ANNOUNCEMENTS

- April 5, 2016: Announced the execution of a series of purchase and sale agreements and letters of intent with regional health systems controlled by Catholic Health Initiatives to acquire 52 properties for a purchase price of $724.9 million, as well as the closing of an additional $96.7 million in unrelated acquisitions since January 1, 2016.
- April 11, 2016: Announced the closing of its upsized underwritten public offering of 25,875,000 common shares of beneficial interest, including 3,375,000 common shares issued pursuant to the exercise of an option to purchase additional common shares granted to the underwriters, at a price per share of $17.85, for net proceeds of $442.7 million.
- May 5, 2016: Announced first quarter 2016 financial results, as well as the completion of $17.6 million of investments since April 5, 2016.
- May 12, 2016: Announced the closure of the first tranche of the CHI portfolio, consisting of 26 facilities representing a total investment of $324 million.
- June 13, 2016: Announced the amendment and upsizing of its unsecured credit facility and added a $250.0 million term loan (drawn on July 7, 2016), increasing maximum facility capacity to $1.6 billion.
- July 5, 2016: Announced the closure of the second tranche of the CHI portfolio, consisting of 20 facilities representing a total investment of $305 million, as well as the completion of additional investments totaling $43.5 million.

7

CATHOLIC HEALTH INITIATIVES ACQUISITION

HIGHLIGHTS AND STATISTICS

As of June 30, 2016, we have completed the acquisition of 46 medical office facilities from CHI, totaling 2,816,986 square feet and representing an aggregate purchase price of $615.5 million. Subsequent to June 30, 2016, we have completed the acquisition of 1 additional medical office facility from CHI for a purchase price of $19.9 million. Acquisitions of 3 additional CHI facilities are anticipated to be completed in the third quarter, with an additional acquisition anticipated to be completed in early 2017.

	DOC Holdings as of March 31, 2016	CHI Portfolio	Other Q2 Acquisitions (non-CHI)	Total DOC Portfolio as of June 30, 2016
Total properties	167	46	9	222
Total gross leasable area (GLA) **(1)**	6,552,398	2,816,986	217,254	9,586,638
% Leased	96.1%	94.4%	98.3%	95.7%
Average remaining lease term (years)	8.6	8.6	8.8	8.6
% of GLA on-campus / affiliated	72.8%	100.0%	11.3%	79.4%

(1) Total GLA for DOC Holdings as of March 31, 2016 is adjusted for an 1,100 SF property remeasurement occurring during the period.

CHI PORTFOLIO DISTRIBUTION



Properties Held as of 3.31.2016
CHI Acquisitions
Q2 Non-CHI Acquisitions

CHI INVESTMENT DETAIL - BY HEALTH SYSTEM

Health System	Number of Properties		Aggregate Purchase Price ($MM)	Aggregate Square Footage
CHI - KentuckyOne Health	10	$	206.1	928,652
CHI - Nebraska	10		129.0	645,827
CHI - Franciscan	7		88.0	365,608
CHI - Alexius	6		85.6	345,767
CHI - St Vincent	4		25.4	118,306
CHI - Lukes	1		21.2	96,199
CHI - Lukes - Memorial	3		19.7	117,170
CHI - Health	1		17.3	82,000
Centura	3		15.6	32,620
CHI - Memorial	1		7.6	84,837
Total	46	$	615.5	2,816,986

8

9 FINANCIAL HIGHLIGHTS (Unaudited and in thousands, except sq. ft. and per share data) (1) Unadjusted for unamortized fair value adjustments and deferred financing costs (2) Outstanding common shares and OP Units at quarter end, multiplied by share price at quarter end INCOME Three Months Ended June 30, 2016 March 31, 2016 Revenues $ 53,216 $ 44,134 NOI 39,417 33,089 Annualized Adjusted EBITDA 142,588 119,132 Net income available to common shareholders per common share $ 0.05 $ 0.04 Normalized FFO 29,537 23,690 Normalized FFO per common share and OP Unit $ 0.22 $ 0.22 Normalized FAD 26,971 21,063 CAPITALIZATION As of ASSETS June 30, 2016 March 31, 2016 Gross Real Estate Investments (including gross lease intangibles) 2,547,128 1,864,137 Total Assets 2,532,912 1,850,892 DEBT AND EQUITY Total Debt (1) 642,337 385,886 Total Equity 1,798,068 1,380,956 Equity Market Capitalization 2,822,433 2,013,688 Implied Equity Market Capitalization (2) 2,904,251 2,086,257 Total Debt / Implied Equity Market Capitalization 22% 18% Gross Real Estate Investments Real Estate Investments/Quarter Total GLA Portfolio Growth Since IPO $2,800,000 $2,600,000 $2,400,000 $2,200,000 $2,000,000 $1,800,000 $1,600,000 $1,400,000 $1,200,000 $1,000,000 $800,000 $600,000 $400,000 $200,000 $0 G ro ss R ea lE st at e In ve st m en ts 10,000,000 9,000,000 8,000,000 7,000,000 6,000,000 5,000,000 4,000,000 3,000,000 2,000,000 1,000,000 0 G LA in SF IPO Q3-2013 Q4-2013 Q1-2014 Q2-2014 Q3-2014 Q4-2014 Q1-2015 Q2-2015 Q3-2015 Q4-2015 Q1-2016 Q2-2016 $123,998 $234,467 $255,967 $412,011 $484,714 $712,951 $819,219 $1,047,575 $1,204,354 $1,500,868 $1,664,783 $1,864,137 $2,547,128

10 RECONCILIATION OF NON-GAAP MEASURES: FUNDS FROM OPERATIONS (FFO), NORMALIZED FUNDS FROM OPERATIONS (NORMALIZED FFO) AND NORMALIZED FUNDS AVAILABLE FOR DISTRIBUTION (NORMALIZED FAD) (Unaudited and in thousands, except share and per share data) Three Months Ended June 30, 2016 Six Months Ended June 30, 2016 Net income $ 7,184 $ 12,608 Net income attributable to NCI - partially owned properties (60) (377) Preferred distributions (437) (985) Depreciation and amortization expense 19,778 35,767 Depreciation and amortization expense - partially owned properties (157) (352) FFO applicable to common shares and OP Units $ 26,308 $ 46,661 FFO per common share and OP Unit $ 0.19 $ 0.38 Net change in fair value of derivative (27) (67) Acquisition expenses 3,256 6,633 Normalized FFO applicable to common shares and OP Units $ 29,537 $ 53,227 Net income available to common shareholders per common share and OP Unit $ 0.05 $ 0.09 Normalized FFO per common share and OP Unit $ 0.22 $ 0.44 Normalized FFO applicable to common shares and OP Units 29,537 53,227 Non-cash share compensation expense 1,156 1,971 Straight-line rent adjustments (4,019) (7,204) Amortization of acquired above/below market leases 767 1,512 Amortization of lease inducements 201 359 Amortization of deferred financing costs 499 947 TI/LC and recurring capital expenditures (1,423) (3,301) Seller master lease and rent abatement payments 253 523 Normalized FAD applicable to common shares and OP Units $ 26,971 $ 48,034 Weighted average number of common shares and OP Units outstanding 135,944,722 121,575,247

11 RECONCILIATION OF NON-GAAP MEASURES: NET OPERATING INCOME AND ADJUSTED EBITDA (Unaudited and in thousands, except share and per share data) NET OPERATING INCOME Three Months Ended June 30, 2016 Six Months Ended June 30, 2016 Net income $ 7,184 $ 12,608 General and administrative 4,926 9,047 Acquisition expenses 3,256 6,633 Depreciation and amortization expense 19,799 35,809 Interest expense 4,279 8,476 Net change in fair value of derivative (27) (67) NOI $ 39,417 $ 72,506 NOI $ 39,417 $ 72,506 Straight-line rent adjustments (4,019) (7,204) Amortization of acquired above/below market leases 826 1,571 Amortization of lease inducements 201 359 Seller master lease and rent abatement payments 253 523 Cash NOI $ 36,678 $ 67,755 ADJUSTED EBITDA Three Months Ended June 30, 2016 Six Months Ended June 30, 2016 Net income $ 7,184 $ 12,608 Depreciation and amortization 19,799 35,809 Interest expense 4,279 8,476 Net change in fair value of derivative (27) (67) EBITDA $ 31,235 $ 56,826 Acquisition expenses 3,256 6,633 Non-cash share compensation expense 1,156 1,971 Adjusted EBITDA $ 35,647 $ 65,430 Adjusted EBITDA Annualized $ 142,588 $ 130,860

12 MARKET CAPITALIZATION AND DEBT SUMMARY (Unaudited and in thousands, except share and per share data) As of MARKET CAPITALIZATION June 30, 2016 Revolving credit facility debt $ 378,000 Unsecured notes 150,000 Mortgage debt 114,337 Total Debt (1) $ 642,337 Redeemable equity $ 19,867 Share price $ 21.01 Total common shares outstanding 134,337,589 Total OP Units outstanding 3,894,249 Implied equity market capitalization $ 2,904,251 Total Firm Value (Debt + Pref. + Equity) $ 3,566,455 Total Debt/Total Assets 25.4% Total Debt/Total Firm Value 18.0% Debt Equity Debt is 18% of Firm Value Balance as of DEBT SUMMARY (1) June 30, 2016 Interest Rate Maturity Date Revolving Credit Facility Debt $ 378,000 1.7% 9/18/2020 Senior Unsecured Notes Series A 15,000 4.0% 1/7/2023 Series B 45,000 4.4% 1/7/2026 Series C 45,000 4.6% 1/7/2028 Series D 45,000 4.7% 1/7/2031 Mortgage Debt, Maturing (2): 2016 — — % 2017 39,989 5.7% 2018 29,047 3.4 % Thereafter 45,301 5.0% $ 642,337 2.9% Debt Maturity Schedule as of June 30, 2016 $400,000 $300,000 $200,000 $100,000 $0 2016 2017 2018 2019 2020 2021 2022 Thereafter $— $39,989 $29,047 $18,750 $382,711 $7,384 $14,456 $150,000 (1) Unadjusted for unamortized fair value adjustments and deferred financing costs (2) Weighted average maturity of Mortgage Debt is 2.4 years

13 FINANCIAL STATISTICS (Unaudited and in thousands, except share and per share data) Quarter Ended June 30, 2016 Annualized dividend rate (1) $ 0.90 Price per share (2) $ 21.01 Annualized Dividend Yield 4.28% Total debt (3) $ 642,337 Net debt (less cash) 604,392 Adjusted EBITDA (annualized)* 142,588 Net Debt / Adjusted EBITDA Ratio 4.24x Adjusted EBITDA (annualized)* $ 142,588 Cash interest expense (annualized)* 15,120 Interest Coverage Ratio 9.43x Total interest $ 4,279 Secured debt principal amortization 1,089 Total fixed charges $ 5,368 Adjusted EBITDA 35,647 Adjusted EBITDA Fixed Charge Coverage Ratio 6.64x Equity market cap $ 2,904,251 Redeemable equity 19,867 Total debt (3) 642,337 Total Firm Value 3,566,455 Total debt (3) $ 642,337 Total assets 2,532,912 Total Debt / Total Assets 25.4% Total Debt / Total Firm Value 18.0% Weighted average common shares 131,481,329 Weighted average unvested restricted common shares and share units 593,050 Weighted average OP Units not owned by DOC 3,870,343 Weighted Average Common Shares and OP Units - Diluted 135,944,722 (1) Annualized rate based on $0.225 quarterly dividend for the quarter ending June 30, 2016. Actual dividend amounts will be determined by the Trust's board of trustees based on a variety of factors. (2) Closing common share price of $21.01 as of June 30, 2016. (3) Unadjusted for unamortized fair value adjustments and deferred financing costs. * Amounts are annualized and actual amounts may differ significantly from the annualized amounts shown.

SAME-STORE PORTFOLIO PERFORMANCE AND TENANT OCCUPANCY
(Unaudited and in thousands)

SAME-STORE PORTFOLIO ANALYSIS

	Portfolio Quarter Ended June 30, 2016	Same-Store Quarter Ended June 30, 2016
Number of properties	222	107
Gross leasable area	9,586,638	3,876,138
Cash NOI	$ 36,678	$ 19,314
% Leased	95.7%	95.5%



Same-Store Cash NOI, 52.7%
Other Cash NOI, 47.3%

SAME-STORE PORTFOLIO PERFORMANCE

	Year-Over-Year Comparison			Sequential Comparison		
	Q2'16	Q2'15	Change	Q2'16	Q1'16	Change
Number of properties	107	107	—	107	107	—
Gross leasable area	3,876,138	3,876,138	—	3,876,138	3,876,138	—
% Leased	95.5%	95.6%	-10 bps	95.5%	95.6%	-10 bps
Rental revenues	26,062	25,832	+0.9%	26,062	26,225	(0.6)%
Operating expenses	(6,748)	(6,834)	(1.3)%	(6,748)	(7,050)	(4.3)%
Same-Store Cash NOI	**19,314**	**18,998**	**+1.7%**	**19,314**	**19,175**	**+0.7%**

TENANT OCCUPANCY

	Quarter Ended June 30, 2016	Percentage of total GLA June 30, 2016
Total GLA		
Total square feet beginning of quarter	6,551,298	68.3 %
Acquired GLA	3,035,340	31.7 %
Disposed GLA	—	— %
Total square feet end of quarter	9,586,638	100.0 %
Occupied GLA		
Occupied GLA beginning of quarter	6,284,928	65.6 %
Expirations	(53,257)	(0.6)%
Renewals	32,392	0.3 %
Retention Rate	*61%*	
New leases commencing in quarter	34,428	0.4 %
Net absorption / (vacancy loss)	13,563	0.1 %
Net occupied GLA acquired	2,873,987	30.0 %
Occupied GLA end of quarter	9,172,478	95.7 %

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INVESTMENT ACTIVITY AND LEASE EXPIRATION SCHEDULE

INVESTMENT ACTIVITY

Property	Location	Acquisition Date	First Year Cash Yield		% Leased	Purchase Price	GLA
CHI Portfolio - 46 Facilities (1)	—	—	6.2%		94.4%	$ 615,546	2,816,986
Tinseltown Construction Loan (2)	Jacksonville, FL	—	9.0%		—	1,638	—
Gardendale Surgery Center	Gardendale, AL	4/11/2016	6.9%		100.0%	7,450	15,000
HealthEast - Curve Crest	Stillwater, MN	4/14/2016	7.0%		100.0%	4,144	15,000
HealthEast - Victor Gardens	Hugo, MN	4/14/2016	6.0%		83.0%	6,025	21,629
NOMS - Clyde	Clyde, OH	5/10/2016	6.8%		100.0%	6,342	23,000
Medical Village at Kissimmee	Kissimmee, FL	5/26/2016	9.5%		100.0%	4,923	20,600
Medical Village at Leesburg	Leesburg, FL	5/26/2016	9.0%		100.0%	4,576	20,411
Children's Hospital MOB	Milwaukee, WI	6/3/2016	7.0%	(3)	100.0%	5,850	18,054
Jewish Medical Center South MOB - 2	Shepherdsville, KY	6/8/2016	7.2%		100.0%	4,343	24,491
Pilot Medical Center	Birmingham, AL	6/29/2016	6.6%		100.0%	17,351	59,069
Mezzanine Loan - Catalyst	Pensacola, FL	6/30/2016	9.5%		—	1,340	—
Total / Weighted Average			**6.3%**			**$ 679,528**	**3,034,240**

(1) See "Catholic Health Initiatives" section - Page 8

(2) We made additional advances on a construction loan to Tinseltown Partners, LLC to fund the renovations and additions of two re-purposed buildings in Jacksonville, Florida. Figures presented above represent aggregate activity during the quarter.

(3) Refers to first year cash yield at stabilization.

LEASE EXPIRATION SCHEDULE

(As of June 30, 2016)

Expiration Year	Expiring Leases	Expiring Lease GLA	% of Total GLA	Expiring Lease ABR	% of Total ABR	Average Rent per SF
2016	64	196,060	2.0%	$ 3,872	2.0%	$ 19.75
2017	116	425,372	4.4%	10,832	5.7%	25.46
2018	100	464,997	4.9%	8,977	4.7%	19.31
2019	76	445,892	4.7%	9,202	4.8%	20.64
2020	86	380,663	4.0%	7,494	3.9%	19.69
2021	66	332,409	3.5%	6,404	3.4%	19.27
2022	42	397,863	4.2%	8,918	4.7%	22.41
2023	47	389,033	4.1%	7,699	4.0%	19.79
2024	62	771,052	8.0%	15,451	8.1%	20.04
2025	97	728,550	7.6%	16,748	8.8%	22.99
Thereafter:	146	4,569,441	47.7%	94,194	49.4%	20.61
MTM	22	71,146	0.7%	876	0.5%	12.31
Vacant		414,160	4.3%			
Total / W.A.	**924**	**9,586,638**	**100%**	**$ 190,667**	**100%**	**$ 20.90**

15

16 PORTFOLIO GEOGRAPHIC DISTRIBUTION (As of June 30, 2016) TOP TEN STATES State GLA Texas 989,000 Kentucky 972,030 Nebraska 645,827 Georgia 631,402 Washington 558,567 Ohio 541,095 Arizona 524,592 Indiana 448,682 Minnesota 441,979 Alabama 396,515 Other 3,436,949 Total 9,586,638 Texas, 10% Kentucky, 10% Nebraska, 7% Georgia, 7% Washington, 6% Ohio, 6% Arizona, 5%Indiana, 5% Minnesota, 5% Alabama, 4% Other, 35%

17 PORTFOLIO DIVERSIFICATION (As of June 30, 2016) THREE MONTHS ENDED JUNE 30, 2016 Campus Proximity (Based on Cash NOI) Off-Campus, 23% On-Campus / Affiliated, 77% Coverage # of Properties GLA % of Total % Leased Ratio Single-tenant MOBs 101 3,413,916 35.6% 99.7% N/A Multi-tenant MOBs 112 5,419,153 56.6% 92.2% N/A Hospitals 5 334,374 3.5% 100.0% 3.4x LTACHs 3 310,352 3.2% 100.0% 2.8x Corporate Office 1 108,843 1.1% 85.0% N/A Total 222 9,586,638 100.0% 95.7% Lease Type (Based on Revenue) Absolute Net, 40% NNN, 45%Modified Gross, 12% Gross, 3% Hospital and LTACH Payor Mix (Trailing Twelve Months) Medicare, 43% Private Pay, 57% Building Type (Based on Cash NOI) MOB, 87% LTACH, 3% Hospital, 10%

TOP 10 HEALTH SYSTEM RELATIONSHIPS
(As of June 30, 2016, $ in thousands, determined by ABR)

Tenant	Weighted Avg. Remaining Lease Term	Leased GLA	% of Total GLA	Annualized Base Rent	% of Total Annualized Base Rent
CHI - KentuckyOne Health	9.8	731,616	7.6%	$ 12,655	6.6%
CHI - Nebraska	9.8	472,287	4.9%	6,636	3.5%
CHI - St. Alexius	10.0	320,407	3.3%	5,278	2.8%
Great Falls Hospital	19.1	185,085	1.9%	5,145	2.7%
LifeCare	11.5	310,352	3.3%	4,911	2.6%
CHI - Franciscan	9.9	292,300	3.1%	4,839	2.5%
Trios Health	29.1	161,885	1.7%	4,584	2.4%
IMS / Dignity Health	8.9	160,001	1.7%	3,760	2.0%
EEPPMC Partners	12.2	77,000	0.8%	3,585	1.9%
Wayne State University Physician Group	13.2	176,000	1.8%	3,247	1.7%
Total / W.A.	11.9	2,886,933	30.1%	$ 54,640	28.7%


KentuckyOne Health

Jewish Medical Center - South MOB
Shepherdsville, KY


CHI Health
McAuley Fogelstrom
Center

McAuley Center
Omaha, NE

18

19 CONSOLIDATED BALANCE SHEETS (In thousands, except share data) June 30, 2016 December 31, 2015 ASSETS   Investment properties: Land and improvements $ 160,718 $ 130,788 Building and improvements 2,080,192 1,284,863 Tenant improvements 11,519 9,243 Acquired lease intangibles 263,919 205,168 2,516,348 1,630,062 Accumulated depreciation (129,136) (91,250) Net real estate property 2,387,212 1,538,812 Real estate loans receivable 38,774 39,349 Investment in unconsolidated entity 1,354 1,322 Net real estate investments 2,427,340 1,579,483 Cash and cash equivalents 37,945 3,143 Tenant receivables, net 3,427 2,977 Other assets 64,200 53,283 Total assets $ 2,532,912 $ 1,638,886 LIABILITIES AND EQUITY Liabilities: Credit facility $ 369,685 $ 389,375 Notes payable 149,561 — Mortgage debt 114,296 94,240 Accounts payable 1,723 644 Dividends payable 31,771 20,783 Accrued expenses and other liabilities 38,593 24,473 Acquired lease intangibles, net 9,348 5,950 Total liabilities 714,977 535,465 Redeemable noncontrolling interest - Operating Partnership and partially owned properties 19,867 26,960 Equity: Common shares, $0.01 par value, 500,000,000 common shares authorized, 134,337,589 and 86,864,063 common shares issued and outstanding as of June 30, 2016 and December 31, 2015, respectively. 1,348 872 Additional paid-in capital 1,890,016 1,129,284 Accumulated deficit (153,243) (109,024) Total shareholders' equity 1,738,121 1,021,132 Noncontrolling interests: Operating Partnership 50,155 45,451 Partially owned properties 9,792 9,878 Total noncontrolling interest 59,947 55,329 Total equity 1,798,068 1,076,461 Total liabilities and equity $ 2,532,912 $ 1,638,886

20 CONSOLIDATED STATEMENT OF INCOME (In thousands, except share and per share data) Three Months Ended June 30, Six Months Ended June 30, 2016 2015 2016 2015 Revenues: Rental revenues $ 42,196 $ 23,625 $ 77,051 $ 43,966 Expense recoveries 9,552 4,908 17,455 8,444 Interest income on real estate loans and other 1,468 1,150 2,844 1,757 Total revenues 53,216 29,683 97,350 54,167 Expenses: Interest expense 4,279 2,193 8,476 3,903 General and administrative 4,926 3,989 9,047 7,341 Operating expenses 13,798 7,304 24,835 13,013 Depreciation and amortization 19,799 10,351 35,809 18,591 Acquisition expenses 3,256 2,575 6,633 8,507 Total expenses 46,058 26,412 84,800 51,355 Income before equity in income of unconsolidated entity, loss on sale of investment property, and noncontrolling interests: 7,158 3,271 12,550 2,812 Equity in income of unconsolidated entity 26 26 58 52 Loss on sale of investment property — — — (15) Net income 7,184 3,297 12,608 2,849 Net income attributable to noncontrolling interests: Operating Partnership (201) (157) (374) (133) Partially owned properties (60) (144) (377) (176) Net income attributable to controlling interest 6,923 2,996 11,857 2,540 Preferred distributions (437) (425) (985) (491) Net income attributable to common shareholders $ 6,486 $ 2,571 $ 10,872 $ 2,049 Net income per share: Basic $ 0.05 $ 0.04 $ 0.09 $ 0.03 Diluted $ 0.05 $ 0.04 $ 0.09 $ 0.03 Weighted average common shares Basic 131,481,329 70,376,959 117,092,668 68,026,278 Diluted 135,944,722 74,267,283 121,575,247 71,862,249 Dividends and distributions declared per common share and OP Unit $ 0.225 $ 0.225 $ 0.450 $ 0.450

21 REPORTING DEFINITIONS Adjusted Earnings Before Interest Taxes, Depreciation and Amortization (Adjusted EBITDA): We define Adjusted EBITDA for DOC as net (loss) income computed in accordance with GAAP plus depreciation, amortization, interest expense and net change in the fair value of derivative financial instruments, net (loss) included from discontinued operations, stock based compensation, acquisition-related expenses, and other non- reoccurring items. We consider Adjusted EBITDA an important measure because it provides additional information to allow management, investors, and our current and potential creditors to evaluate and compare our core operating results and our ability to service debt. Annualized Base Rent (ABR): Annualized base rent is calculated by multiplying contractual base rent for June 2016 by 12 (but excluding the impact of concessions and straight-line rent). Earnings Before Interest Taxes, Depreciation, Amortization and Rent (EBITDAR): We define EBITDAR for DOC as net (loss) income computed in accordance with GAAP plus depreciation, amortization, interest expense and net change in the fair value of derivative financial instruments, net (loss) included from discontinued operations, stock based compensation, acquisition-related expenses and lease expense. We consider EBITDAR an important measure because it provides additional information to allow management, investors, and our current and potential creditors to evaluate and compare our tenants ability to fund their rent obligations. Funds From Operations (FFO): Funds from operations, or FFO, is a widely recognized measure of REIT performance. We believe that information regarding FFO is helpful to shareholders and potential investors because it facilitates an understanding of the operating performance of our properties without giving effect to real estate depreciation and amortization, which assumes that the value of real estate assets diminishes ratably over time. We calculate FFO in accordance with standards established by the National Association of Real Estate Investment Trusts (“NAREIT”). NAREIT defines FFO as net income or loss (computed in accordance with GAAP) before noncontrolling interests of holders of OP units, excluding preferred distributions, gains (or losses) on sales of depreciable operating property, impairment write-downs on depreciable assets, plus real estate related depreciation and amortization (excluding amortization of deferred financing costs). Our FFO computation may not be comparable to FFO reported by other REITs that do not compute FFO in accordance with NAREIT definition or that interpret the NAREIT definition differently than we do. The GAAP measure that we believe to be most directly comparable to FFO, net income, includes depreciation and amortization expenses, gains or losses on property sales, impairments and noncontrolling interests. In computing FFO, we eliminate these items because, in our view, they are not indicative of the results from the operations of our properties. To facilitate a clear understanding of our historical operating results, FFO should be examined in conjunction with net income (determined in accordance with GAAP) as presented in our financial statements. FFO does not represent cash generated from operating activities in accordance with GAAP, should not be considered to be an alternative to net income or loss (determined in accordance with GAAP) as a measure of our liquidity and is not indicative of funds available for our cash needs, including our ability to make cash distributions to shareholders. Gross Leasable Area (GLA): Gross leasable area (in square feet). Gross Real Estate Investments: Based on acquisition price (and includes lease intangibles). Health System-Affiliated: Properties are considered affiliated with a health system if one or more of the following conditions are met: 1) the land parcel is contained within the physical boundaries of a hospital campus; 2) the land parcel is located adjacent to the campus; 3) the building is physically connected to the hospital regardless of the land ownership structure; 4) a ground lease is maintained with a health system entity; 5) a master lease is maintained with a health system entity; 6) significant square footage is leased to a health system entity; 7) the property includes an ambulatory surgery center with a hospital partnership interest; or 8) a significant square footage is leased to a physician group that is either employed, directly or indirectly by a health system, or has a significant clinical and financial affiliation with the health system. Hospitals: Hospitals refer to specialty surgical hospitals. These hospitals provide a wide range of inpatient and outpatient services, including but not limited to, surgery and clinical laboratories. LTACHs: Long-term acute care hospitals (LTACH) provide inpatient services for patients with complex medical conditions who require more sensitive care, monitoring or emergency support than that available in most skilled nursing facilities. Medical Office Building (MOB): Medical office buildings are office and clinic facilities, often located near hospitals or on hospital campuses, specifically constructed and designed for use by physicians and other health care personnel to provide services to their patients. They may also include ambulatory surgery centers that are used for general or specialty surgical procedures not requiring an overnight stay in a hospital. Medical office buildings may contain sole and group physician practices and may provide laboratory and other patient services.

22 REPORTING DEFINITIONS (continued) Net Operating Income (NOI): NOI is a non-GAAP financial measure that is defined as net income or loss, computed in accordance with GAAP, generated from DOC’s total portfolio of properties before general and administrative expenses, acquisition-related expenses, depreciation and amortization expense, REIT expenses, interest expense and net change in the fair value of derivative financial instruments, and gains or loss on the sale of discontinued properties. DOC believes that NOI provides an accurate measure of operating performance of its operating assets because NOI excludes certain items that are not associated with management of the properties. Additionally, DOC’s use of the term NOI may not be comparable to that of other real estate companies as they may have different methodologies for computing this amount. Cash Net Operating Income (NOI): Cash NOI is a non-GAAP financial measure which excludes from NOI straight-line rent adjustments, amortization of acquired below and above market leases and other non-cash and normalizing items. Other non-cash and normalizing items include items such as the amortization of lease inducements, and payment received from a seller master lease. DOC believes that Cash NOI provides an accurate measure of the operating performance of its operating assets because it excludes certain items that are not associated with management of the properties. Additionally, DOC believes that Cash NOI is a widely accepted measure of comparative operating performance in the real estate community. However, DOC’s use of the term Cash NOI may not be comparable to that of other real estate companies as such other companies may have different methodologies for computing this amount. Normalized Funds Available for Distribution (Normalized FAD): DOC defines Normalized FAD, a non-GAAP measure, which excludes from Normalized FFO non-cash compensation expense, straight-line rent adjustments, amortization of acquired above or below market leases and assumed debt, amortization of deferred financing costs, amortization of lease inducements, and recurring capital expenditures related to tenant improvements and leasing commissions, and includes cash payments from seller master leases and rent abatement payments. Other REITs or real estate companies may use different methodologies for calculating Normalized FAD, and accordingly, our computation may not be comparable to those reported by other REITs. Although the Company’s computation of Normalized FAD may not be comparable to that of other REITs, the Company believes Normalized FAD provides a meaningful supplemental measure of its performance due to its frequency of use by analysts, investors, and other interested parties in the evaluation of our performance as a REIT. Normalized FAD should not be considered as an alternative to net income or loss attributable to controlling interest (computed in accordance with GAAP) or as an indicator of the Company’s financial performance. Normalized FAD should be reviewed in connection with other GAAP measurements. Normalized Funds From Operations (Normalized FFO): Changes in the accounting and reporting rules under GAAP have prompted a significant increase in the amount of non-operating items included in FFO, as defined. Therefore, DOC uses Normalized FFO, which excludes from FFO net change in fair value of derivative financial instruments, acquisition-related expenses, acceleration of deferred financing costs, and other normalizing items. However, our use of the term Normalized FFO may not be comparable to that of other real estate companies as they may have different methodologies for computing this amount. Normalized FFO should not be considered as an alternative to net income or loss (computed in accordance with GAAP), as an indicator of our financial performance or of cash flow from operating activities (computed in accordance with GAAP), or as an indicator of our liquidity, nor is it indicative of funds available to fund our cash needs, including its ability to make distributions. Normalized FFO should be reviewed in connection with other GAAP measurements. Occupancy: Occupancy represents the percentage of total gross leasable area that is leased, including month-to-month leases, leases in holdover status, and leases that are signed but not yet commenced, as of the date reported. Off-Campus: A building portfolio that is not located on or adjacent to key hospital based-campuses. On-Campus / Affiliated: On-campus refers to a property that is located on or within a quarter mile to a healthcare system. Affiliated refers to a property that is not on the campus of a healthcare system, but anchored by a healthcare system. Same-Store Portfolio: The same-store portfolio consists of properties held by the Company for the entire preceding year and not currently slated for disposition.